Exhibit 99.1

FLUIDIGM APPOINTS NEW PRESIDENT AND CHIEF OPERATING OFFICER

Seasoned Life Science industry veteran joins Fluidigm to lead sustainable growth

SOUTH SAN FRANCISCO, Calif., Aug 4, 2016 – Fluidigm Corporation (NASDAQ: FLDM) today announced the appointment of Chris Linthwaite as President and Chief Operating Officer. Reporting directly to the Chief Executive Officer Gajus Worthington, Linthwaite will oversee all worldwide business operations including sales, marketing, research and development, manufacturing and quality.

Linthwaite is a seasoned executive with a well-established track record of leading innovation, achieving operational excellence, and delivering growth across the life science industry. Prior to joining Fluidigm, Linthwaite served as President of the Genetic Sciences Division at Thermo Fisher Scientific and the President of the BioProduction Division at Life Technologies. Linthwaite has extensive experience building successful franchises in both life science research markets and a range of regulated markets.

“Fluidigm is at the forefront of single-cell research, mass cytometry and high-throughput genomics applications. I am excited to join as the President at such a pivotal time for this organization,” said Chris Linthwaite. “Building on the strength of our portfolio and differentiated market position, I am energized by the opportunities we have ahead to empower our customers to gain a deeper understanding of biological systems and achieve new breakthroughs.”

“Chris is a trusted leader with a reputation for developing high-performing teams and delivering results,” said Gajus Worthington. “These attributes, in combination with his strategic abilities to identify and capitalize on market growth opportunities, will be force multipliers for Fluidigm and its customers. I am certain that Chris will be instrumental in driving the next era of growth, innovation and customer delight at Fluidigm.”

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to expected market opportunities and the potential of Fluidigm’s President and Chief Operating Officer to drive growth, innovation, and customer delight. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, challenges inherent in developing, manufacturing, launching, marketing, and selling new products; the potential for delays in the timing of new product releases; the potential for product performance or quality issues in new products and risks associated with Fluidigm’s ability to address such issues; intellectual property risks; competition; Fluidigm’s research and development, sales, marketing, and distribution plans and capabilities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Fluidigm’s business and operating results are contained in Fluidigm’s Annual Report on Form 10-K for the year ended December 31, 2015, and in its other filings with the Securities and Exchange Commission. Additional information will also be set forth in Fluidigm’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm

Fluidigm (NASDAQ:FLDM) develops, manufactures and markets life science analytical and preparatory systems for growth markets such as single-cell biology and production genomics. We sell to leading academic institutions, clinical laboratories and pharmaceutical, biotechnology and agricultural biotechnology companies worldwide. Our systems are based on proprietary microfluidics and multiparameter mass cytometry technology and are designed to significantly simplify experimental workflow, increase throughput and reduce costs while providing excellent data quality. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

We use our website (www.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (https://www.facebook.com/Fluidigm) and LinkedIn page (https://www.linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls and webcasts.

Fluidigm, the Fluidigm logo and Juno are trademarks or registered trademarks of Fluidigm Corporation.

Contact:

Michaeline Bunting

Senior Director, Marketing

Fluidigm Corporation

650 737 4190

michaeline.bunting@fluidigm.com